Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD SECOND QUARTER 2022 RESULTS

RECORD HOME CLOSINGS REVENUE OF $510.5 MILLION, UP 53.6%
RECORD INCOME BEFORE TAXES OF $138.3 MILLION, UP 86.9%
HOME BUILDING GROSS MARGIN UP 550 BPS TO 32.3%
RECORD DILUTED EPS OF $2.08, UP 103.9%

PLANO, Texas, August 3, 2022 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its second quarter ended June 30, 2022.

“We are pleased to report another outstanding quarter highlighted by record EPS of $2.08 per diluted share, which was up 73.3% sequentially over the first quarter of 2022 on a 33.4% sequential growth in total revenues. During the second quarter, we delivered a record number of homes and achieved a record high home building gross margin of 32.3%, which was up 450 basis points sequentially,” said Jim Brickman, CEO and Co-Founder. “Year-to-date, we were able to generate annualized returns on equity of 37.4%. Additionally, to further enhance shareholder value, we repurchased another 3.7 million shares of Green Brick common stock for $75.7 million during the second quarter and third quarter through July 29, 2022. Year-to-date through July 29, 2022, we have repurchased a total of $101.5 million of common stock at an average price under $21 per share, representing 9.5% of total shares outstanding as of the end of 2021.”

“We believe that Green Brick is strategically positioned to navigate well within the evolving environment. We operate in some of the best markets in the United States. Within those markets, over 80% of our revenue year-to-date is generated from more supply constrained in-fill submarkets that we believe are more insulated from competition and more resilient during economic downturns,” continued Mr. Brickman. “Additionally, despite purchasing 9.5% of our outstanding shares, we have one of the lowest leverage ratios among our peers with a debt to total capital ratio of 28.9% as of June 30, 2022, where almost all of outstanding debt is fixed interest rate long term with an attractive weighted average interest rate of 3.4%. We believe that we have a superior lot and land position to support future growth that also provides us with the ability to be defensive and offensive in a changing environment. Green Brick has a track record of generating one of the best returns on equity in the homebuilding industry and we will continue to devote efforts to initiatives that are accretive to our shareholders.”

Results for the Quarter Ended June 30, 2022:
For the quarter ended June 30, 2022, our net income attributable to Green Brick per common share (“EPS”), total revenues, residential units revenue, and net income attributable to Green Brick reflect a record for any quarter since the Company’s inception, as detailed below.

(Dollars in thousands, except per share data)	Three Months Ended June 30,
	2022	2021	Change
New homes delivered	881	757	16.4%

Total revenues	$525,144	$373,806	40.5%
Total cost of revenues	356,248	272,830	30.6%
Total gross profit	$168,896	$100,976	67.3%
Income before income taxes	$138,282	$73,977	86.9%
Net income attributable to Green Brick Partners, Inc.	$101,256	$52,263	93.7%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$2.08	$1.02	103.9%

Residential units revenue	$512,515	$333,500	53.7%

Average sales price of homes delivered	$579.5	$438.9	32.0%
Homebuilding gross margin percentage	32.3%	26.8%	550 bps
Selling, general and administrative expenses as a percentage of residential units revenue	8.2%	10.2%	-200 bps

Backlog	$710,199	$974,349	$(264,150)
Homes under construction	2,436	2,486	(2.0)%

Results for the Six Months Ended June 30, 2022:

(Dollars in thousands, except per share data)	Six Months Ended June 30,
	2022	2021	Change
New homes delivered	1,539	1,273	20.9%

Total revenues	$918,760	$608,285	51.0%
Total cost of revenues	641,508	448,320	43.1%
Total gross profit	$277,252	$159,965	73.3%
Income before income taxes	$220,915	$109,239	102.2%
Net income attributable to Green Brick Partners, Inc.	$162,833	$78,232	108.1%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$3.25	$1.53	112.4%

Residential units revenue	$877,176	$550,736	59.3%
Average sales price of homes delivered	$567.6	$430.8	31.8%
Homebuilding gross margin percentage	30.5%	26.3%	420 bps
Selling, general and administrative expenses as a percentage of residential units revenue	8.7%	11.5%	-280 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter ended June 30, 2022 at 12:00 p.m. Eastern Time on Thursday, August 4, 2022. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/871633067

A telephone replay of the call will be available through September 4, 2022. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Residential units revenue	$512,515	$333,500	$877,176	$550,736
Land and lots revenue	12,629	40,306	41,584	57,549
Total revenues	525,144	373,806	918,760	608,285
Cost of residential units	347,142	244,165	610,572	406,237
Cost of land and lots	9,106	28,665	30,936	42,083
Total cost of revenues	356,248	272,830	641,508	448,320
Total gross profit	168,896	100,976	277,252	159,965
Selling, general and administrative expenses	(41,798)	(33,985)	(76,063)	(63,473)
Equity in income of unconsolidated entities	8,523	4,593	14,210	8,484
Other income, net	2,661	2,393	5,516	4,263
Income before income taxes	138,282	73,977	220,915	109,239
Income tax expense	30,278	15,694	48,715	23,195
Net income	108,004	58,283	172,200	86,044
Less: Net income attributable to noncontrolling interests	6,748	6,020	9,367	7,812
Net income attributable to Green Brick Partners, Inc.	$101,256	$52,263	$162,833	$78,232

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$2.09	$1.03	$3.27	$1.54
Diluted	$2.08	$1.02	$3.25	$1.53
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	48,046	50,701	49,309	50,667
Diluted	48,384	51,064	49,639	51,029

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$66,765	$77,166
Restricted cash	22,889	16,388
Receivables	6,828	6,871
Inventory	1,369,200	1,203,743
Investments in unconsolidated entities	64,077	55,616
Right-of-use assets - operating leases	4,213	4,596
Property and equipment, net	2,761	2,812
Earnest money deposits	24,702	26,008
Deferred income tax assets, net	15,741	15,741
Intangible assets, net	494	537
Goodwill	680	680
Other assets	9,924	11,709
Total assets	$1,588,274	$1,421,867
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$60,229	$45,682
Accrued expenses	95,615	61,351
Customer and builder deposits	57,624	64,610
Lease liabilities - operating leases	4,362	4,745
Borrowings on lines of credit, net	34,662	(738)
Senior unsecured notes, net	335,633	335,446
Notes payable	14,653	210
Total liabilities	602,778	511,306
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	22,001	21,867
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	47,696	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,275,158 and 51,151,911 issued and 46,471,006 and 50,759,972 outstanding as of June 30, 2022 and December 31, 2021, respectively	513	512
Treasury stock, at cost, 4,804,152 and 391,939 shares as of June 30, 2022 and December 31, 2021, respectively	(95,479)	(3,167)
Additional paid-in capital	293,336	289,641
Retained earnings	701,325	539,866
Total Green Brick Partners, Inc. stockholders’ equity	947,391	874,548
Noncontrolling interests	16,104	14,146
Total equity	963,495	888,694
Total liabilities and equity	$1,588,274	$1,421,867

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change	%	2022	2021	Change	%
Home closings revenue	$510,535	$332,279	$178,256	53.6%	$873,598	$548,413	$325,185	59.3%
Mechanic’s lien contracts revenue	1,980	1,221	759	62.2%	3,578	2,323	1,255	54.0%
Residential units revenue	$512,515	$333,500	$179,015	53.7%	$877,176	$550,736	$326,440	59.3%
New homes delivered	881	757	124	16.4%	1,539	1,273	266	20.9%
Average sales price of homes delivered	$579.5	$438.9	$140.6	32.0%	$567.6	$430.8	$136.8	31.8%

Land and Lots Revenue (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change	%	2022	2021	Change	%
Lots revenue	$12,081	$4,615	$7,466	161.8%	$14,036	$13,058	$978	7.5%
Land revenue	548	35,691	(35,143)	(98.5)%	27,548	44,491	(16,943)	(38.1)%
Land and lots revenue	$12,629	$40,306	$(27,677)	(68.7)%	$41,584	$57,549	$(15,965)	(27.7)%
Lots closed	184	63	121	192.1%	217	142	75	52.8%
Average sales price of lots closed	$65.7	$73.3	$(7.6)	(10.4)%	$64.7	$92.0	$(27.3)	(29.7)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change	%	2022	2021	Change	%
Net new home orders	545	604	(59)	(9.8)%	1,146	1,686	(540)	(32.0)%
Cancellation rate	11.4%	7.6%	3.8%	50.0%	9.6%	6.6%	3.0%	45.5%
Absorption rate per average active selling community per quarter	7.1	6.8	0.3	4.4%	7.5	9.1	(1.6)	(17.6)%
Average active selling communities	77	89	(12)	(13.5)%	76	93	(17)	(18.3)%
Active selling communities at end of period	78	87	(9)	(10.3)%
Backlog	$710,199	$974,349	$(264,150)	(27.1)%
Backlog (units)	1,087	1,876	(789)	(42.1)%
Average sales price of backlog	$653.4	$519.4	$134.0	25.8%

	June 30, 2022	December 31, 2021
Lots owned (1)
Central	19,043	17,767
Southeast	2,742	2,472
Total lots owned	21,785	20,239
Lots controlled (1)
Central	3,687	7,321
Southeast	616	1,061
Total lots controlled	4,303	8,382
Total lots owned and controlled (1)	26,088	28,621
Percentage of lots owned	83.5%	70.7%

(1)Excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
Total lots owned	21,785	20,239
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	289	3,826
Lots under option through unconsolidated development joint ventures	1,714	1,816
Total lots self-developed	23,788	25,881
Self-developed lots as a percentage of total lots owned and controlled	91.2%	90.4%

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and six months ended June 30, 2022 and 2021 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Residential units revenue	$512,515	$333,500	$877,176	$550,736
Less: Mechanic’s lien contracts revenue	(1,980)	(1,221)	(3,578)	(2,323)
Home closings revenue	$510,535	$332,279	$873,598	$548,413
Homebuilding gross margin	$165,106	$89,055	$266,079	$143,959
Homebuilding gross margin percentage	32.3%	26.8%	30.5%	26.3%

Homebuilding gross margin	165,106	89,055	266,079	143,959
Add back: Capitalized interest charged to cost of revenues	4,337	2,533	7,198	4,346
Adjusted homebuilding gross margin	$169,443	$91,588	$273,277	$148,305
Adjusted homebuilding gross margin percentage	33.2%	27.6%	31.3%	27.0%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company operating through eight homebuilder brands in major markets in Texas, the Southeast and Colorado. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title, Green Brick Mortgage, and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our position to adapt and succeed in a rapidly changing environment; (ii) our expectations regarding trends in our markets, such as demand for single-family homes, stability of the built-to-rent sector, and buyer quality levels; (iii) the ability to mitigate future inventory buildup, including through reductions in single-family starts; (iv) expected closings of our current backlog, and our ability to manage such closings; (v) our priorities and strategies for growth, the drivers of that growth, and the impact on our future results; (vi) our beliefs regarding first time homebuyer preferences; (vii) our flexibility to capitalize on market opportunities and the impact on our financial and operational performance; (viii) our beliefs that our lot and land positions will support future growth and provide us with advantages on margins and adaptability; (ix) our beliefs that we operate in the most advantageous markets in the U.S. and the resilience of our markets in both stronger and weaker economies; (x) our intention to continue strengthening our financial position; (xi) our beliefs regarding future shifts in labor market pricing power and cycle timing; (xii) our beliefs regarding our position to manage costs and cycle times; and (xiii) our expectation to continue to provide favorable returns on equity to our shareholders. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increasing interest rates, inflation, and the COVID-19 pandemic that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of qualified labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land-use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) our inability to implement new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
(469) 808-1014
IR@greenbrickpartners.com